UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                             FORM 8-K
                          CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report:  July 10, 1998

                     NPC INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

          Kansas           1-13007               48-0817298
(State of incorporation) (Commission            (IRS Employer
                    Identification Number)    Identification No.)

720 West 20th Street      Pittsburg, Kansas              66762
(Address of principal executive offices)                 (Zip
Code)

Registrant's telephone number, including area code (316) 231-3390

Item 2  Acquisition or Disposition of Assets

     On July 1, 1998, the recapitalization of Romacorp, Inc. pursuant to the Recapitalization Agreement, by and among NPC International, Inc. ("NPC"), NPC Restaurant Holdings, Inc., a wholly-owned subsidiary of NPC ("Holdings"), Romacorp, Inc. ("Romacorp"), and Sentinel Capital Partners, L.P. ("Investor"), as amended, and the other transactions contemplated thereby were closed. NPC announced the execution of the Recapitalization Agreement in its Current Report on Form 8-K dated May 8, 1998. Prior to the closing, Romacorp was the wholly-owned subsidiary of Holdings.

     On June 26, 1998, the Recapitalization Agreement was amended to provide that Holdings' equity position in Romacorp would be increased to 20% of the then outstanding equity, and that Holdings would receive approximately $108 million in consideration for the redemption of shares of common stock of Romacorp pursuant to the recapitalization, $5 million of which is contingent upon certain future events.


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Item 7  Financial Statements and Exhibits

     (a)  Financial statements of business acquired.  N/A

     (b)  Pro forma financial information -  N/A

     (c)  Exhibits

          The exhibits set forth on the Index to Exhibits on page
          3 are incorporated herein by reference.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NPC INTERNATIONAL, INC.


Date:  July 10, 1998               By  /s/ Troy D. Cook
                                      Troy D. Cook
                                      Vice President Finance
                                      Chief Financial Officer
                                      Principal Financial Officer


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                        INDEX TO EXHIBITS


                                                       PAGE NO.
EXHIBIT                                                IN THIS
  NO.                    DESCRIPTION                    FILING


2-A       Amendment to Recapitalization Agreement,
          dated June 26, 1998, among Romacorp, Inc.,
          NPC International, Inc., NPC Holdings, Inc.,
          and Sentinel Capital Partners L.P.                __

99-A      Press Release of Registrant dated July 1, 1997      __